Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REED ELSEVIER COMBINED FINANCIAL STATEMENTS

We consent to the incorporation by reference in Registration Statement Nos. 333-191419, 333-167058 and 333-143605 on Form S-8 and Registration Statement No. 333-155717 on Form F-3 of our reports dated February 26, 2014, relating to the combined financial statements of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc and Elsevier Reed Finance BV and their respective subsidiaries, associates and joint ventures (together the “Combined Businesses”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Combined Businesses’ adoption of International Accounting Standards 19 Employee Benefits (revised)) and the effectiveness of the Combined Businesses’ internal control over financial reporting, appearing in this Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2013.

/s/ Deloitte LLP London, United Kingdom March 11, 2014	/s/ Deloitte Accountants B.V. Amsterdam, The Netherlands March 11, 2014